Exhibit 99.1

PHILIP MORRIS INTERNATIONAL INC. (PMI) REPORTS 2011 THIRD-QUARTER RESULTS;

NARROWS 2011 EPS GUIDANCE TO A RANGE OF $4.75 TO $4.80

•	Reported diluted earnings per share of $1.35, up by 36.4%, or by 32.3% excluding currency, versus $0.99 in 2010

•	Adjusted diluted earnings per share of $1.37, as detailed in the attached Schedule 12, up by 37.0%, or by 33.0% excluding currency, versus $1.00 in 2010

•	Cigarette shipment volume growth of 4.4%, excluding acquisitions

•	Reported net revenues, excluding excise taxes, up by 26.4% to $8.4 billion, or by 15.9% excluding currency

•	Reported operating companies income up by 29.2% to $3.8 billion, or by 23.1% excluding currency

•	Adjusted operating companies income, which reflects the items detailed in the attached Schedule 11, up by 29.8% to $3.8 billion, or by 23.7% excluding currency and acquisitions

•	Operating income up by 29.7% to $3.7 billion

•	Free cash flow, defined as net cash provided by operating activities less capital expenditures:

•	Up for the quarter by 25.6% to $2.8 billion, or by 16.1% to $2.6 billion excluding currency, as detailed in the attached Schedule 19

•	Up for the first nine months of the year by 22.1% to $9.0 billion, or by 15.6% to $8.5 billion excluding currency, as detailed in the attached Schedule 19

•	Increased its regular quarterly dividend during the quarter by 20.3% to an annualized rate of $3.08 per common share

•	Repurchased 21.2 million shares of its common stock for $1.4 billion during the quarter

•	PMI narrows its forecast for 2011 full-year reported diluted earnings per share to a range of $4.75 to $4.80, up by approximately 21% to 22.5% versus $3.92 in 2010

•

Excluding a forecasted total favorable currency impact of approximately $0.20 for the full-year 2011, reported diluted earnings per share are projected to increase by approximately 16% to 17.5% versus $3.92 in 2010, or by approximately 17.5% to 19% versus adjusted diluted earnings per share of $3.87 in 2010 as detailed in the attached Schedule 20

NEW YORK, October 20, 2011 – Philip Morris International Inc. (NYSE / Euronext Paris: PM) today announced its 2011 third-quarter results.

“While we benefited from a relatively undemanding comparison, our results this quarter were simply superb on each and every key performance measure. Our business in Japan was a key driver of our stellar results, but elsewhere we enjoyed very solid growth and improving trends in virtually all geographies,” said Louis C. Camilleri, Chairman and Chief Executive Officer.

“It is heartening to witness that the efforts deployed by all our employees are being rewarded by such significant progress and continued strong momentum.”

Conference Call

A conference call, hosted by Hermann Waldemer, Chief Financial Officer, with members of the investment community and news media, will be webcast at 9:00 a.m., Eastern Time, on October 20, 2011. Access is available at www.pmi.com.

Dividends and Share Repurchase Program

PMI increased its regular quarterly dividend during the quarter to $0.77, up 20.3% from $0.64, which represents an annualized rate of $3.08 per common share. Since its spin-off in March 2008, PMI has increased its regular quarterly dividend by 67.4% from the initial annualized dividend rate of $1.84 per common share.

During the third quarter, PMI spent $1.4 billion to repurchase 21.2 million shares of its common stock, as shown in the table below.

Current $12 Billion, Three-Year Program

	Value	Shares
	($ Mio.)	000
May-December 2010	2,953	55,933
January-March 2011	1,356	22,154
April-June 2011	1,548	22,660
July-September 2011	1,448	21,210

Total Under Program	7,305	121,957

PMI’s 2011 full-year forecast includes planned share repurchases of approximately $5.0 billion against its previously communicated three-year share repurchase program of $12 billion, initiated in May 2010.

Since May 2008, when PMI began its first share repurchase program, the company has spent an aggregate of $20.3 billion to repurchase 399.6 million shares at an average price of $50.81, or 18.9% of the shares outstanding at the time of the spin-off in March 2008.

2011 Full-Year Forecast

PMI narrows its forecast for 2011 full-year reported diluted earnings per share from its previous guidance range of $4.70 to $4.80 to a range of $4.75 to $4.80, up by approximately 21% to 22.5% versus $3.92 in 2010. Excluding a forecasted total favorable currency impact of approximately $0.20 for the full-year 2011, reported diluted earnings per share are projected to increase by approximately 16% to 17.5% versus $3.92 in 2010, or by approximately 17.5% to 19% versus adjusted diluted earnings per share of $3.87 in 2010 as detailed in the attached Schedule 20.

This guidance excludes the impact of any potential future acquisitions, asset impairment and exit cost charges, and any unusual events. The factors described in the Forward-Looking and Cautionary Statements section of this release represent continuing risks to these projections.

2011 THIRD-QUARTER CONSOLIDATED RESULTS

Management reviews operating companies income (OCI), which is defined as operating income before corporate expenses and amortization of intangibles, to evaluate segment performance and to allocate resources. In the following discussion, the term “net revenues” refers to net revenues, excluding excise taxes, unless otherwise stated. Management also reviews OCI, operating margins and EPS on an adjusted basis (which may exclude the impact of currency and other items such as acquisitions or asset impairment and exit costs), EBITDA, free cash flow and net debt. Management believes it is appropriate to disclose these measures to help investors analyze business performance and trends. For a reconciliation of operating companies income to operating income, see the Condensed Statements of Earnings provided with this release. Reconciliations of non-GAAP measures to corresponding GAAP measures are also provided with this release. References to total international cigarette market, total cigarette market, total market and market shares are PMI estimates based on latest available data from a number of sources. Comparisons are to the same prior-year period unless otherwise stated.

NET REVENUES

	PMI Net Revenues ($ Millions)
	Third-Quarter				Nine Months Year-To-Date
				Excl.				Excl.
	2011	2010	Change	Curr.	2011	2010	Change	Curr.
European Union	$2,506	$2,139	17.2%	2.2%	$7,004	$6,618	5.8%	(0.2)%
Eastern Europe, Middle East & Africa	2,210	1,896	16.6%	11.9%	5,909	5,531	6.8%	4.8%
Asia	2,799	1,833	52.7%	39.2%	8,058	5,829	38.2%	28.0%
Latin America & Canada	847	746	13.5%	8.3%	2,455	2,193	11.9%	7.7%

Total PMI	$8,362	$6,614	26.4%	15.9%	$23,426	$20,171	16.1%	10.1%

Net revenues of $8.4 billion were up by 26.4%, including favorable currency of $697 million. Excluding currency, net revenues increased by 15.9%, primarily driven by favorable pricing of $564 million across all Regions, primarily in Asia, and favorable volume/mix of $472 million that benefited from a favorable comparison with 2010, particularly in Japan and Ukraine. The favorable volume/mix was driven by Asia, mainly Indonesia, Japan and Korea, and EEMA, and was partly offset by the EU, mainly Portugal and Spain. Volume/mix in Latin America & Canada was flat due to an erosion in Mexico. Excluding currency and acquisitions, PMI’s net revenues increased by 15.7%.

OPERATING COMPANIES INCOME

	PMI Operating Companies Income ($ Millions)
	Third-Quarter				Nine Months Year-To-Date
				Excl.				Excl.
	2011	2010	Change	Curr.	2011	2010	Change	Curr.
European Union	$1,262	$1,113	13.4%	4.0%	$3,548	$3,280	8.2%	1.0%
Eastern Europe, Middle East & Africa	925	856	8.1%	11.8%	2,482	2,412	2.9%	4.3%
Asia	1,309	690	89.7%	74.6%	3,800	2,259	68.2%	52.7%
Latin America & Canada	255	244	4.5%	4.5%	774	699	10.7%	9.3%

Total PMI	$3,751	$2,903	29.2%	23.1%	$10,604	$8,650	22.6%	16.1%

Reported operating companies income was up by 29.2% to $3.8 billion, including favorable currency of $177 million. Excluding currency and acquisitions, operating companies income was up by 23.5%, primarily driven by higher pricing and favorable volume/mix, partly offset by unfavorable costs, partially related to airfreight of product to Japan in response to in-market shortages of competitors’ products.

Adjusted operating companies income grew by 29.8% as shown in the table below and detailed on Schedule 11. Adjusted operating companies income, excluding currency and acquisitions, increased by 23.7%.

PMI Operating Companies Income ($ Millions)

	Third-Quarter			Nine Months Year-To-Date
	2011	2010	Change	2011	2010	Change
Reported OCI	$3,751	$2,903	29.2%	$10,604	$8,650	22.6%
Asset impairment & exit costs	(43)	(20)		(60)	(20)

Adjusted OCI	$3,794	$2,923	29.8%	$10,664	$8,670	23.0%
Adjusted OCI Margin*	45.4%	44.2%	1.2 p.p.	45.5%	43.0%	2.5 p.p.

*	Margins are calculated as adjusted OCI, divided by net revenues, excluding excise taxes.

Adjusted operating companies income margin, excluding the impact of currency, was up by 3.0 percentage points to 47.2%, as detailed on Schedule 11. Excluding currency and acquisitions, adjusted operating companies income margin was up by 3.1 percentage points to 47.3%.

SHIPMENT VOLUME & MARKET SHARE

PMI Cigarette Shipment Volume by Segment (Million Units)

	Third-Quarter			Nine Months Year-To-Date
	2011	2010	Change	2011	2010	Change
European Union	56,198	58,264	(3.5)%	161,913	169,617	(4.5)%
Eastern Europe, Middle East & Africa	79,053	75,228	5.1%	218,032	217,265	0.4%
Asia	79,053	70,188	12.6%	235,187	211,588	11.2%
Latin America & Canada	25,243	25,532	(1.1)%	73,512	76,436	(3.8)%

Total PMI	239,547	229,212	4.5%	688,644	674,906	2.0%

Excluding acquisitions, PMI’s cigarette shipment volume was up by 4.4% for the quarter, or by 0.5% on a nine-month year-to-date basis, driven by growth from each of PMI’s top ten brands.

In the EU, cigarette shipment volume decreased by 3.5%, predominantly due to lower total markets, mainly in Spain, and lower market share, mostly in Poland. In EEMA, cigarette shipment volume grew by 5.1%, primarily driven by growing total markets in the Middle East, market share gains in North Africa and Turkey, and a favorable comparison in Ukraine due to trade inventory movements in 2010. In Asia, PMI’s cigarette shipment volume increased by 12.6%, fueled by double-digit growth in Indonesia, Japan, benefiting from the timing of shipments in 2010, and Korea. In Latin America & Canada, cigarette shipment volume decreased by 1.1%, mainly due to Mexico, reflecting a lower total market, partly offset by growth in Argentina, Brazil, Canada and Colombia.

Total cigarette shipments of Marlboro of 78.9 billion units were up by 3.9%, driven primarily by growth in EEMA of 10.2%, in particular in the Middle East and North Africa, and in Asia of 11.8%, notably in Indonesia, Japan and Korea. The growth was partly offset by a decline: in the EU of 3.4%, mainly reflecting lower total markets and share, primarily in Poland and Spain, partly offset by growth in France; and in Latin America & Canada of 3.0%, mainly due to a lower total market in Mexico, partly offset by growth in Argentina and Brazil.

Total cigarette shipments of L&M of 23.8 billion units were up by 3.9%, driven by growth in all four Regions. Total cigarette shipments of Bond Street of 12.4 billion units increased by 6.8%, led mainly by growth in Russia and Ukraine. Total cigarette shipments of Philip Morris of 9.8 billion units increased by 1.8%, mainly reflecting growth in Argentina, France and Japan. Total cigarette shipments of Chesterfield of 10.0 billion units were up by 7.0%, driven by growth in the EU, mainly in Portugal. Total cigarette shipments of Parliament of 10.6 billion units were up by 16.2%, fueled by growth in all four Regions. Total cigarette shipments of Lark of 9.7 billion units increased by 44.1%, driven primarily by growth in Japan.

Total shipment volume of other tobacco products (OTP), in cigarette equivalent units, excluding acquisitions, grew by 10.0%, notably in Belgium, France and Germany. Total shipment volume for cigarettes and OTP combined was up by 4.6%, excluding acquisitions.

PMI’s market share performance was stable, or registered growth, in a number of key markets, including Algeria, Argentina, Australia, Austria, Belgium, Canada, France, Germany, Hong Kong, Indonesia, Japan, Korea, Mexico, the Netherlands, Russia, Singapore, Turkey and the United Kingdom.

EUROPEAN UNION REGION (EU)

2011 Third-Quarter Results

In the EU, net revenues increased by 17.2% to $2.5 billion, including favorable currency of $321 million. Excluding currency, net revenues grew by 2.2%, primarily reflecting higher pricing of $95 million, driven by France, Germany and Italy. The favorable pricing variance more than offset the unfavorable volume/mix of $49 million, primarily attributable to the adverse economic environment in the south of Europe, notably Greece, Portugal and Spain, and to a lower total market and share in Poland.

Operating companies income increased by 13.4% to $1.3 billion, due predominantly to favorable pricing, and favorable currency of $105 million, partly offset by unfavorable volume/mix. Excluding the favorable impact of currency, operating companies income was up by 4.0%.

Adjusted operating companies income increased by 12.4%, as shown in the table below and detailed on Schedule 11. Adjusted operating companies income, excluding currency and acquisitions, increased by 3.1%.

EU Operating Companies Income ($ Millions)

	Third-Quarter			Nine Months Year-To-Date
	2011	2010	Change	2011	2010	Change
Reported OCI	$1,262	$1,113	13.4%	$3,548	$3,280	8.2%
Asset impairment & exit costs	(11)	(20)		(23)	(20)

Adjusted OCI	$1,273	$1,133	12.4%	$3,571	$3,300	8.2%
Adjusted OCI Margin*	50.8%	53.0%	(2.2) p.p.	51.0%	49.9%	1.1 p.p.

*	Margins are calculated as adjusted OCI, divided by net revenues, excluding excise taxes.

Excluding the impact of currency, adjusted operating companies income margin was up by 0.5 percentage points to 53.5%, as detailed on Schedule 11.

The total cigarette market in the EU declined by 3.7%, due primarily to the impact of a lower total market: in Greece, reflecting the continuing adverse economic environment; in Spain, following the unfavorable impact of tax-driven price increases in June and December of 2010, the implementation of stricter indoor public smoking bans in January 2011, and continuing adverse economic conditions; and in Poland, reflecting excise-tax driven price increases in October 2010 and May 2011 combined with the implementation of a smoking ban in November 2010. Excluding Spain, the total cigarette market in the EU declined by 2.8%.

PMI’s cigarette shipment volume in the EU declined by 3.5%, due mainly to the aforementioned reasons, partly offset by favorable distributor inventory movements, primarily in Spain. Shipment volume of Marlboro decreased by 3.4%, mainly due to lower total markets, particularly in Spain, and to lower share, primarily in Germany, Italy and Poland, partially offset by higher share in France and Hungary. Shipment volume of L&M was up by 1.5%, driven predominantly by higher share in Germany.

PMI’s market share in the EU was down by 0.7 share points to 38.3% as gains, notably in France, Germany and the Netherlands, were more than offset by declines, mainly in the Czech Republic, Italy, Poland, Portugal and Spain. Marlboro’s share in the EU was down by 0.4 points to 18.0%, reflecting a higher share mainly in the Czech Republic, France, Greece, Hungary and the Netherlands, which was more than offset by lower share in Germany, Italy, Poland, Portugal and Spain. Compared to the second quarter of 2011, Marlboro’s share was down slightly by 0.1 point. L&M’s market share in the EU was up slightly by 0.1 point to 6.5%, primarily driven by gains in Germany, the Netherlands and Poland. Complementing L&M, market share of Chesterfield in the EU was up by 0.3 points to 3.2%.

EU Key Market Commentaries

In the Czech Republic, the total cigarette market was down by 2.3%, reflecting the unfavorable impact of excise tax-driven price increases in the first quarter of 2011. PMI’s shipments were down by 9.1%. Market share was down by 3.3 points to 44.5%, principally reflecting continued share declines for lower-margin local brands, Start, Petra and Sparta, down by 3.2 points. This decline was partly offset by a higher share for Marlboro, up by 0.2 points to 7.2%, assisted by the April 2011 launch of Marlboro Core Flavor and Marlboro Gold Touch, and a higher share for Red & White, up by 0.7 points to 13.4%.

In France, the total cigarette market was down by 2.0%. PMI’s shipments were up by 4.0%, and market share was up by 0.4 points to 40.4%, mainly reflecting a higher share for Marlboro and the premium Philip Morris brand, up by 0.2 and 0.5 points to 25.9% and 8.2%, respectively, as well as a higher share for Chesterfield, up by 0.2 points to 3.0%.

In Germany, the total cigarette market was up by 0.3%. PMI’s shipments were up by 1.2% and market share grew by 0.3 points to 35.2%, driven by L&M, up by 1.1 points to 10.3%. Share of Marlboro was down by 0.8 points to 20.3%.

In Italy, the total cigarette market was down by 1.4%, reflecting the unfavorable impact of excise tax-driven price increases in the third quarter of 2010, price increases in July 2011, and a VAT-driven price increase of €0.20 per pack in September 2011. PMI’s shipments were down by 1.0% and market share declined by 1.1 points to 53.0%. While Marlboro’s market share of 22.7% was down by 0.5 points compared to the third quarter of 2010, it was flat compared to the second quarter of 2011.

In Poland, the total cigarette market was down by 5.0%, reflecting the unfavorable impact of excise tax-driven price increases in the fourth quarter of 2010 and second quarter of 2011, as well as the introduction of an indoor public smoking ban in November of 2010. PMI’s shipments were down by 11.3%. PMI’s market share was down by 2.5 points to 35.1%, due mainly to lower share of Marlboro, down by 1.3 points to 9.7%, and low-price Red & White, down by 1.5 points to 5.1%, partially offset by L&M, up by 0.9 points to 16.9%, supported by the launch of L&M Forward in April 2011. Compared to the second quarter of 2011, PMI’s market share was up by 0.2 points.

In Spain, the total cigarette market was down by 10.5%, largely due to the continuing adverse economic environment and the introduction of a total indoor public smoking ban in January 2011. PMI’s shipments were down by 6.9%. PMI’s market share was down by 1.4 points to 31.2%, reflecting lower trade purchases of PMI products in September as a result of the timing of competitive price increases later the same month. By comparison, PMI’s market share in July and August was up by 1.1 points versus the same period in 2010. Share of Marlboro in the quarter of 15.1% was up by 0.5 points compared to the second quarter of 2011.

EASTERN EUROPE, MIDDLE EAST & AFRICA REGION (EEMA)

2011 Third-Quarter Results

In EEMA, net revenues increased by 16.6% to $2.2 billion, including favorable currency of $89 million. Excluding the impact of currency and acquisitions, net revenues increased by 11.2%, primarily due to favorable pricing of $65 million, primarily in the Middle East and Russia, and favorable volume/mix of $147 million.

Operating companies income increased by 8.1% to $925 million, despite unfavorable currency of $32 million that was largely due to the appreciation of the Euro, particularly in regard to manufacturing costs. Excluding the impact of currency and acquisitions, operating companies income increased by 13.3%, due primarily to higher pricing and favorable volume/mix, partly offset by higher costs, principally related to business building initiatives in Russia. Adjusted operating companies income increased by 9.9%, as shown in the table below and detailed on Schedule 11. Adjusted operating companies income, excluding currency and acquisitions, increased by 13.8%.

EEMA Operating Companies Income ($ Millions)

	Third-Quarter				Nine Months Year-To-Date
	2011	2010	Change		2011	2010	Change
Reported OCI	$925	$856	8.1%		$2,482	$2,412	2.9%
Asset impairment & exit costs	(16)	0			(18)	0

Adjusted OCI	$941	$856	9.9%		$2,500	$2,412	3.6%
Adjusted OCI Margin*	42.6%	45.1%	(2.5	) p.p.	42.3%	43.6%	(1.3	) p.p.

*	Margins are calculated as adjusted OCI, divided by net revenues, excluding excise taxes.

Excluding the impact of currency and acquisitions, adjusted operating companies income margin was up by 1.1 percentage points to 46.2%, as detailed on Schedule 11.

PMI’s cigarette shipment volume in EEMA increased by 5.1%, predominantly due to: the Middle East, primarily Saudi Arabia, mainly reflecting favorable distributor inventory movements; North Africa, mainly Algeria driven by a higher total market and share growth; Turkey, reflecting share growth; and Ukraine, reflecting favorable trade inventory movements. This increase was partly offset by a decline in Russia due to unfavorable distributor inventory movements and a lower total market.

PMI’s cigarette shipment volume of premium brands grew by 10.5% in EEMA, driven by Marlboro and Parliament, up by 10.2% and 15.9%, respectively.

EEMA Key Market Commentaries

In Russia, PMI’s shipment volume decreased by 3.5%. While shipment volume of PMI’s premium portfolio was down by 7.1%, primarily due to a decline in Marlboro of 19.6%, shipment volume of Parliament was up by 0.4%. In the mid-price segment, shipment volume was down by 5.5%, due mainly to Chesterfield, down by 4.1%, and L&M, down by 3.2%. In the low-price segment, shipment volume of Bond Street was up by 3.0%. PMI’s quarter-to-date August market share of 25.8%, as measured by A.C. Nielsen, was up slightly by 0.1 point. Market share for Parliament, in the premium segment, was up slightly by 0.1 point; Marlboro, in the premium segment, was down by 0.2 points; L&M in the mid-price segment was down by 0.4 share points; Chesterfield in the mid-price segment was up by 0.2 share points; and Bond Street in the low-price segment was up by 0.4 share points.

In Turkey, the total cigarette market was up by 5.6%, reflecting a recovery following the steep January 2010 excise tax increase. PMI’s shipment volume increased by 21.6%. PMI’s market share, as measured by A.C. Nielsen, grew by 3.9 points to a record 45.7%, driven by Parliament, Muratti and L&M, up by 1.3, 0.6 and 4.4 share points, respectively, partly offset by declines in Lark and Bond Street, down by 1.6 and 0.7 points, respectively. Market share of Marlboro was flat at 9.5% and up by 0.4 points compared to the second quarter of 2011.

In Ukraine, the total cigarette market grew by an estimated 8.6%, reflecting a favorable comparison with the third quarter of 2010 impacted by trade inventory movements following the excise tax increase of July 2010 and the favorable impact of competitive trade inventory movements in the third quarter of 2011. PMI’s shipment volume increased by 10.2%. While PMI’s market share, as measured by A.C. Nielsen, was down by 2.4 points to 32.4%, largely due to declines in PMI’s medium and low-price segments, share for premium Parliament was up by 0.4 points to 2.8%. Share of Marlboro was flat at 5.6%.

ASIA REGION

2011 Third-Quarter Results

In Asia, net revenues increased strongly by 52.7% to $2.8 billion, including favorable currency of $248 million. Excluding the impact of currency, net revenues increased by 39.2%, reflecting the favorable impact of pricing of $342 million, primarily in Australia, Indonesia, Japan and the Philippines, and favorable volume/mix of $374 million, mainly in Japan, reflecting a weak prior year quarter resulting from the payback of distributor inventories built up in the second quarter of 2010 in anticipation of increased trade and consumer purchases, as well as in Indonesia and Korea. Excluding the impact of currency and acquisitions, net revenues increased by 39.1%.

Operating companies income surged by 89.7% to reach $1.3 billion. Excluding the favorable impact of currency of $104 million, operating companies income increased by 74.6%, driven by strong growth in Australia, Indonesia, Japan, Korea and the Philippines. Excluding the impact of currency and acquisitions, operating companies income increased by 74.3%. Adjusted operating companies income increased by 90.4% as shown in the table below and detailed on Schedule 11. Adjusted operating companies income, excluding currency and acquisitions, increased by 75.1%.

Asia Operating Companies Income ($ Millions)

	Third-Quarter			Nine Months Year-To-Date
	2011	2010	Change	2011	2010	Change
Reported OCI	$1,309	$690	89.7%	$3,800	$2,259	68.2%
Asset impairment & exit costs	(5)	0		(7)	0

Adjusted OCI	$1,314	$690	90.4%	$3,807	$2,259	68.5%
Adjusted OCI Margin*	46.9%	37.6%	9.3 p.p.	47.2%	38.8%	8.4 p.p.

*	Margins are calculated as adjusted OCI, divided by net revenues, excluding excise taxes.

Excluding the impact of currency and acquisitions, adjusted operating companies income margin was up by 9.8 percentage points to 47.4%, as detailed on Schedule 11.

PMI’s cigarette shipment volume in Asia increased by 12.6%, predominantly due to growth in Indonesia, Japan and Korea. The growth was partly offset by declines in Pakistan of 18.9%, due to the continued growth of illicit products, and in the Philippines of 3.0%, reflecting the unfavorable impact of excise tax-driven price increases in January 2011 and extreme weather conditions.

Shipment volume of Marlboro was up by 11.8%, driven mainly by growth in Indonesia, Japan, Korea and Vietnam.

Asia Key Market Commentaries

In Indonesia, the total cigarette market was up by 14.5%, driven mainly by growth in the low-price segment and moderate price increases compared to 2010. PMI’s shipment volume increased by 22.5%, with all key brand families recording growth. Market share was up by 2.0 points to a record 31.2%, driven by growth from premium Sampoerna A and low-price U Mild, Vegas Mild and Trend Mild. Although Marlboro’s market share was down by 0.2 points to 4.2%, shipments grew by 8.9% and share of the “white” cigarettes segment increased by 3.6 points to 65.4%.

In Japan, the total cigarette market decreased by 29.5%, reflecting: an unfavorable comparison with the third quarter of 2010 which witnessed strong trade and consumer demand ahead of the October 1, 2010 tax-driven price increases; the subsequent unfavorable impact of these price increases; and the underlying market decline. PMI’s shipment volume was up by 47.1%, driven mainly by a favorable comparison to the third quarter of 2010 which witnessed the payback of distributor inventories built up in the second quarter of 2010 in anticipation of the aforementioned tax-driven price increases, as well as by increased trade purchases compensating for in-market shortages of competitors’ products in July 2011. Market share of 27.9% was up by 3.9 points, reflecting growth of Marlboro, Lark, the Philip Morris brand and Virginia S. by 1.0, 2.3, 0.2 and 0.3 points, to 12.0%, 8.7%, 2.5% and 2.1%, respectively.

In Korea, the total cigarette market declined by 0.5%. PMI’s shipment volume increased by 22.4%, driven by market share increases. PMI’s market share reached a record 21.1%, up by 4.1 points, driven by Marlboro and Parliament, up by 2.5 and 1.4 points to 9.4% and 7.1%, respectively.

In the Philippines, the total market declined by 1.8%, reflecting the impact of PMFTC Inc.’s excise-tax driven price increase of its key brand variants in January 2011 and extreme weather conditions. PMI’s shipment volume was down by 3.0%. PMI’s market share was down by 1.2 points to 93.4%. Share of Marlboro was down by 0.7 points to 21.1%.

LATIN AMERICA & CANADA REGION

2011 Third-Quarter Results

In Latin America & Canada, net revenues increased by 13.5% to $847 million, including favorable currency of $39 million. Excluding the impact of currency, net revenues increased by 8.3%, reflecting favorable pricing of $62 million, primarily in Argentina, Brazil, Canada and Mexico. Volume/mix was flat.

Operating companies income increased by 4.5% to $255 million, primarily reflecting favorable pricing. Adjusted operating companies income grew by 9.0% as shown in the table below and detailed on Schedule 11, and by the same percentage excluding currency.

Latin America & Canada Operating Companies Income ($ Millions)

	Third-Quarter			Nine Months Year-To-Date
	2011	2010	Change	2011	2010	Change
Reported OCI	$255	$244	4.5%	$774	$699	10.7%
Asset impairment & exit costs	(11)	0		(12)	0

Adjusted OCI	$266	$244	9.0%	$786	$699	12.4%
Adjusted OCI Margin*	31.4%	32.7%	(1.3) p.p.	32.0%	31.9%	0.1 p.p.

*	Margins are calculated as adjusted OCI, divided by net revenues, excluding excise taxes.

Excluding the impact of currency, adjusted operating companies income margin increased by 0.2 percentage points to 32.9%, as detailed on Schedule 11.

PMI’s cigarette shipment volume in Latin America & Canada decreased by 1.1%, due mainly to Mexico, partly offset by increases in Argentina, Brazil, Canada and Colombia. Shipment volume of Marlboro decreased by 3.0% due to Mexico.

Latin America & Canada Key Market Commentaries

In Argentina, the total cigarette market grew by 3.2%, reflecting growth in the economy. PMI’s cigarette shipment volume increased by 4.0%. PMI’s market share was up by 0.5 points to 74.3%, reflecting growth of Marlboro, up by 0.7 points to 24.2%, and of the mid-price Philip Morris brand, up by 0.2 share points to 37.8%. Share of low-price Next was down by 0.2 points to 3.5%.

In Canada, the total tax-paid cigarette market was up by 1.3%, due mainly to a favorable comparison with the third quarter of 2010, which included the payback of trade inventory movements in June 2010 in anticipation of the harmonized sales tax implementation in the provinces of Ontario and British Columbia. PMI’s cigarette shipment volume increased by 5.2%. PMI’s market share grew by 1.3 points to 34.3%, with premium brand Belmont up by 0.2 points to 1.9% and low-price brand Next up by 2.7 points to 7.0%, partly offset by mid-price Number 7 and Canadian Classics, and low-price Accord, down by 0.3, 0.3 and 0.7 share points, to 4.1%, 8.8% and 3.5%, respectively.

In Mexico, the total cigarette market was down by 18.0%, primarily due to the significant January 1, 2011, excise tax increase which resulted in a 26.7% increase in the retail price of Marlboro and a surge in the availability of illicit products. Although PMI’s cigarette shipment volume decreased by 15.1%, market share grew by 2.6 points to 73.2%, led by Marlboro, up by 3.1 share points to a quarterly record of 52.8%, and Benson & Hedges, up by 0.5 points to 6.1%. Market share of low-price Delicados, the second best-selling brand in the market, declined by 0.7 points to 11.1%.

Philip Morris International Inc. Profile

Philip Morris International Inc. (PMI) is the leading international tobacco company, with seven of the world’s top 15 international brands, including Marlboro, the number one cigarette brand worldwide. PMI’s products are sold in approximately 180 countries. In 2010, the company held an estimated 16.0% share of the total international cigarette market outside of the U.S., or 27.6% excluding the People’s Republic of China and the U.S. For more information, see www.pmi.com.

Forward-Looking and Cautionary Statements

This press release contains projections of future results and other forward-looking statements that involve a number of risks and uncertainties and are made pursuant to the Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995. The following important factors could cause actual results and outcomes to differ materially from those contained in such forward-looking statements.

Philip Morris International Inc. and its tobacco subsidiaries (PMI) are subject to intense price competition; changes in consumer preferences and demand for their products; fluctuations in levels of customer inventories; increases in raw material costs; the effects of global economic developments and individual country economic and market conditions; unfavorable currency movements and changes to income tax laws. Their results are dependent upon their continued ability to promote brand equity successfully; to anticipate and respond to new consumer trends; to develop new products and markets and to broaden brand portfolios in order to compete effectively; to be able to protect and enhance margins through price increases; and to improve productivity.

PMI is also subject to legislation and governmental regulation, including actual and potential excise tax increases; discriminatory excise tax structures; increasing marketing and regulatory restrictions; the effects of price increases related to excise tax increases on consumption rates and consumer preferences within price segments; health concerns relating to the use of tobacco products and exposure to environmental tobacco smoke; privately imposed smoking restrictions; and governmental investigations.

PMI is subject to litigation, including risks associated with adverse jury and judicial determinations, and courts reaching conclusions at variance with PMI’s understanding of applicable law.

PMI is further subject to other risks detailed from time to time in its publicly filed documents, including the Form 10-Q for the quarter ended June 30, 2011. PMI cautions that the foregoing list of important factors is not complete and does not undertake to update any forward-looking statements that it may make, except in the normal course of its public disclosure obligations.

###

Schedule 1

PHILIP MORRIS INTERNATIONAL INC.

and Subsidiaries

Condensed Statements of Earnings

For the Quarters Ended September 30,

($ in millions, except per share data)

(Unaudited)

	2011	2010	% Change
Net revenues	$20,706	$16,936	22.3%
Cost of sales	2,847	2,290	24.3%
Excise taxes on products (1)	12,344	10,322	19.6%

Gross profit	5,515	4,324	27.5%
Marketing, administration and research costs	1,721	1,401
Asset impairment and exit costs	43	20

Operating companies income	3,751	2,903	29.2%
Amortization of intangibles	25	22
General corporate expenses	49	45

Operating income	3,677	2,836	29.7%
Interest expense, net	192	214

Earnings before income taxes	3,485	2,622	32.9%
Provision for income taxes	1,024	730	40.3%

Net earnings	2,461	1,892	30.1%
Net earnings attributable to noncontrolling interests	84	70

Net earnings attributable to PMI	$2,377	$1,822	30.5%

Per share data:(2)
Basic earnings per share	$1.35	$0.99	36.4%

Diluted earnings per share	$1.35	$0.99	36.4%

(1)	The segment detail of excise taxes on products sold for the quarters ended September 30, 2011 and 2010 is shown on
Schedule 2.
(2)	Net earnings and weighted-average shares used in the basic and diluted earnings per share computations for the quarters ended September 30, 2011 and 2010 are shown on Schedule 4, Footnote 1.

Schedule 2

PHILIP MORRIS INTERNATIONAL INC.

and Subsidiaries

Selected Financial Data by Business Segment

For the Quarters Ended September 30,

($ in millions)

(Unaudited)

		Net Revenues excluding Excise Taxes
		European Union	EEMA	Asia	Latin America & Canada	Total
2011	Net Revenues (1)	$8,155	$4,921	$5,143	$2,487	$20,706
	Excise Taxes on Products	(5,649)	(2,711)	(2,344)	(1,640)	(12,344)

	Net Revenues excluding Excise Taxes	2,506	2,210	2,799	847	8,362

2010	Net Revenues	$7,045	$4,184	$3,629	$2,078	$16,936
	Excise Taxes on Products	(4,906)	(2,288)	(1,796)	(1,332)	(10,322)

	Net Revenues excluding Excise Taxes	2,139	1,896	1,833	746	6,614

Variance	Currency	321	89	248	39	697
	Acquisitions	—	13	2	—	15
	Operations	46	212	716	62	1,036

	Variance Total	367	314	966	101	1,748
	Variance Total (%)	17.2%	16.6%	52.7%	13.5%	26.4%

	Variance excluding Currency	46	225	718	62	1,051
	Variance excluding Currency (%)	2.2%	11.9%	39.2%	8.3%	15.9%

	Variance excluding Currency & Acquisitions	46	212	716	62	1,036
	Variance excluding Currency & Acquisitions (%)	2.2%	11.2%	39.1%	8.3%	15.7%

(1) 2011 Currency increased net revenues as follows:
	European Union	$1,061
	EEMA	108
	Asia	467
	Latin America & Canada	109

		$1,745

Schedule 3

PHILIP MORRIS INTERNATIONAL INC.

and Subsidiaries

Selected Financial Data by Business Segment

For the Quarters Ended September 30,

($ in millions)

(Unaudited)

	Operating Companies Income
	European Union	EEMA	Asia	Latin America & Canada	Total
2011	$1,262	$925	$1,309	$255	$3,751
2010	1,113	856	690	244	2,903
% Change	13.4%	8.1%	89.7%	4.5%	29.2%

Reconciliation:
For the quarter ended September 30, 2010	$1,113	$856	$690	$244	$2,903

2010 Asset impairment and exit costs	20	—	—	—	20
2011 Asset impairment and exit costs	(11)	(16)	(5)	(11)	(43)

Acquired businesses	—	(1)	2	—	1
Currency	105	(32)	104	—	177
Operations	35	118	518	22	693

For the quarter ended September 30, 2011	$1,262	$925	$1,309	$255	$3,751

Schedule 4

PHILIP MORRIS INTERNATIONAL INC.

and Subsidiaries

Diluted Earnings Per Share

For the Quarters Ended September 30,

($ in millions, except per share data)

(Unaudited)

	Diluted
	E.P.S.
2011 Diluted Earnings Per Share	$1.35	(1)
2010 Diluted Earnings Per Share	$0.99	(1)
Change	$0.36
% Change	36.4%

Reconciliation:
2010 Diluted Earnings Per Share	$0.99	(1)

Special Items:
2011 Asset impairment and exit costs	(0.02)
2011 Tax items	—
2010 Asset impairment and exit costs	0.01
2010 Tax items	—

Currency	0.04
Interest	0.01
Change in tax rate	(0.03)
Impact of lower shares outstanding and share-based payments	0.06
Operations	0.29

2011 Diluted Earnings Per Share	$1.35	(1)

(1)	Basic and diluted EPS were calculated using the following (in millions):

	Q3 2011	Q3 2010
Net earnings attributable to PMI	$2,377	$1,822
Less distributed and undistributed earnings attributable to share-based payment awards	14	8

Net earnings for basic and diluted EPS	$2,363	$1,814

Weighted-average shares for basic EPS	1,749	1,828
Plus incremental shares from assumed conversions:
Stock Options	—	2

Weighted-average shares for diluted EPS	1,749	1,830

Schedule 5

PHILIP MORRIS INTERNATIONAL INC.

and Subsidiaries

Condensed Statements of Earnings

For the Nine Months Ended September 30,

($ in millions, except per share data)

(Unaudited)

	2011	2010	% Change
Net revenues	$57,470	$49,906	15.2%
Cost of sales	7,986	7,212	10.7%
Excise taxes on products (1)	34,044	29,735	14.5%

Gross profit	15,440	12,959	19.1%
Marketing, administration and research costs	4,776	4,289
Asset impairment and exit costs	60	20

Operating companies income	10,604	8,650	22.6%
Amortization of intangibles	73	65
General corporate expenses	135	128

Operating income	10,396	8,457	22.9%
Interest expense, net	613	660

Earnings before income taxes	9,783	7,797	25.5%
Provision for income taxes	2,850	2,109	35.1%

Net earnings	6,933	5,688	21.9%
Net earnings attributable to noncontrolling interests	228	181

Net earnings attributable to PMI	$6,705	$5,507	21.8%

Per share data:(2)
Basic earnings per share	$3.76	$2.96	27.0%

Diluted earnings per share	$3.76	$2.96	27.0%

(1)	The segment detail of excise taxes on products sold for the nine months ended September 30, 2011 and 2010 is shown on Schedule 6.
(2)	Net earnings and weighted-average shares used in the basic and diluted earnings per share computations for the nine months ended September 30, 2011 and 2010 are shown on Schedule 8, Footnote 1.

Schedule 6

PHILIP MORRIS INTERNATIONAL INC.

and Subsidiaries

Selected Financial Data by Business Segment

For the Nine Months Ended September 30,

($ in millions)

(Unaudited)

		Net Revenues excluding Excise Taxes
		European Union	EEMA	Asia	Latin America & Canada	Total
2011	Net Revenues (1)	$22,650	$13,195	$14,577	$7,048	$57,470
	Excise Taxes on Products	(15,646)	(7,286)	(6,519)	(4,593)	(34,044)

	Net Revenues excluding Excise Taxes	7,004	5,909	8,058	2,455	23,426

2010	Net Revenues	$21,053	$11,665	$11,094	$6,094	$49,906
	Excise Taxes on Products	(14,435)	(6,134)	(5,265)	(3,901)	(29,735)

	Net Revenues excluding Excise Taxes	6,618	5,531	5,829	2,193	20,171

Variance	Currency	402	115	598	93	1,208
	Acquisitions	—	13	110	—	123
	Operations	(16)	250	1,521	169	1,924

	Variance Total	386	378	2,229	262	3,255
	Variance Total (%)	5.8%	6.8%	38.2%	11.9%	16.1%

	Variance excluding Currency	(16)	263	1,631	169	2,047
	Variance excluding Currency (%)	(0.2)%	4.8%	28.0%	7.7%	10.1%

	Variance excluding Currency & Acquisitions	(16)	250	1,521	169	1,924
	Variance excluding Currency & Acquisitions (%)	(0.2)%	4.5%	26.1%	7.7%	9.5%

(1) 2011 Currency increased net revenues as follows:
	European Union	$1,342
	EEMA	116
	Asia	1,070
	Latin America & Canada	239

		$2,767

Schedule 7

PHILIP MORRIS INTERNATIONAL INC.

and Subsidiaries

Selected Financial Data by Business Segment

For the Nine Months Ended September 30,

($ in millions)

(Unaudited)

	Operating Companies Income
	European Union	EEMA	Asia	Latin America & Canada	Total
2011	$3,548	$2,482	$3,800	$774	$10,604
2010	3,280	2,412	2,259	699	8,650
% Change	8.2%	2.9%	68.2%	10.7%	22.6%

Reconciliation:
For the nine months ended September 30, 2010	$3,280	$2,412	$2,259	$699	$8,650

2010 Asset impairment and exit costs	20	—	—	—	20
2011 Asset impairment and exit costs	(23)	(18)	(7)	(12)	(60)

Acquired businesses	(1)	(1)	26	—	24
Currency	236	(33)	351	10	564
Operations	36	122	1,171	77	1,406

For the nine months ended September 30, 2011	$3,548	$2,482	$3,800	$774	$10,604

Schedule 8

PHILIP MORRIS INTERNATIONAL INC.

and Subsidiaries

Diluted Earnings Per Share

For the Nine Months Ended September 30,

($ in millions, except per share data)

(Unaudited)

	Diluted
	E.P.S.
2011 Diluted Earnings Per Share	$3.76	(1)
2010 Diluted Earnings Per Share	$2.96	(1)
Change	$0.80
% Change	27.0%

Reconciliation:
2010 Diluted Earnings Per Share	$2.96	(1)

Special Items:
2011 Asset impairment and exit costs	(0.03)
2011 Tax items	0.02
2010 Asset impairment and exit costs	0.01
2010 Tax items	(0.07)

Currency	0.19
Interest	0.02
Change in tax rate	(0.04)
Impact of lower shares outstanding and share-based payments	0.17
Operations	0.53

2011 Diluted Earnings per Share	$3.76	(1)

(1)	Basic and diluted EPS were calculated using the following (in millions):

	YTD September 2011	YTD September 2010
Net earnings attributable to PMI	$6,705	$5,507
Less distributed and undistributed earnings attributable to share-based payment awards	38	25

Net earnings for basic and diluted EPS	$6,667	$5,482

Weighted-average shares for basic EPS	1,771	1,849
Plus incremental shares from assumed conversions:
Stock Options	—	3

Weighted-average shares for diluted EPS	1,771	1,852

Schedule 9

PHILIP MORRIS INTERNATIONAL INC.

and Subsidiaries

Condensed Balance Sheets

($ in millions, except ratios)

(Unaudited)

	September 30,		December 31,
	2011		2010
Assets
Cash and cash equivalents	$3,391		$1,703
All other current assets	11,699		12,053
Property, plant and equipment, net	6,411		6,499
Goodwill	10,087		10,161
Other intangible assets, net	3,774		3,873
Other assets	858		761

Total assets	$36,220		$35,050

Liabilities and Stockholders’ Equity
Short-term borrowings	$2,563		$1,747
Current portion of long-term debt	2,326		1,385
All other current liabilities	11,161		9,672
Long-term debt	12,870		13,370
Deferred income taxes	1,983		2,027
Other long-term liabilities	1,663		1,728

Total liabilities	32,566		29,929

Redeemable noncontrolling interest	1,216		1,188

Total PMI stockholders’ equity	2,130		3,506
Noncontrolling interests	308		427

Total stockholders’ equity	2,438		3,933

Total liabilities and stockholders’ equity	$36,220		$35,050

Total debt	$17,759		$16,502
Total debt to EBITDA	1.26	(1)	1.36	(1)
Net debt to EBITDA	1.02	(1)	1.22	(1)

(1)	For the calculation of Total Debt to EBITDA and Net Debt to EBITDA ratios, refer to Schedule 18.

Schedule 10

PHILIP MORRIS INTERNATIONAL INC.

and Subsidiaries

Reconciliation of Non-GAAP Measures

Adjustments for the Impact of Currency and Acquisitions

For the Quarters Ended September 30,

($ in millions)

(Unaudited)

2011								2010			% Change in Reported Net Revenues excluding Excise Taxes
Reported Net Revenues	Less Excise Taxes	Reported Net Revenues excluding Excise Taxes	Less Currency	Reported Net Revenues excluding Excise Taxes & Currency	Less Acquisi- tions	Reported Net Revenues excluding Excise Taxes, Currency & Acquisitions		Reported Net Revenues	Less Excise Taxes	Reported Net Revenues excluding Excise Taxes	Reported	Reported excluding Currency	Reported excluding Currency & Acquisitions
$8,155	$5,649	$2,506	$321	$2,185	$—	$2,185	European Union	$7,045	$4,906	$2,139	17.2%	2.2%	2.2%
4,921	2,711	2,210	89	2,121	13	2,108	EEMA	4,184	2,288	1,896	16.6%	11.9%	11.2%
5,143	2,344	2,799	248	2,551	2	2,549	Asia	3,629	1,796	1,833	52.7%	39.2%	39.1%
2,487	1,640	847	39	808	—	808	Latin America & Canada	2,078	1,332	746	13.5%	8.3%	8.3%

$20,706	$12,344	$8,362	$697	$7,665	$15	$7,650	PMI Total	$16,936	$10,322	$6,614	26.4%	15.9%	15.7%

2011								2010			% Change in Reported Operating Companies Income
Reported Operating Companies Income			Less Currency	Reported Operating Companies Income excluding Currency	Less Acquisi- tions	Reported Operating Companies Income excluding Currency & Acquisitions				Reported Operating Companies Income	Reported	Reported excluding Currency	Reported excluding Currency & Acquisitions
$1,262			$105	$1,157	$—	$1,157	European Union			$1,113	13.4%	4.0%	4.0%
925			(32)	957	(13)	970	EEMA			856	8.1%	11.8%	13.3%
1,309			104	1,205	2	1,203	Asia			690	89.7%	74.6%	74.3%
255			—	255	—	255	Latin America & Canada			244	4.5%	4.5%	4.5%

$3,751			$177	$3,574	$(11)	$3,585	PMI Total			$2,903	29.2%	23.1%	23.5%

Schedule 11

PHILIP MORRIS INTERNATIONAL INC.

and Subsidiaries

Reconciliation of Non-GAAP Measures

Reconciliation of Reported Operating Companies Income to Adjusted Operating Companies Income &

Reconciliation of Adjusted Operating Companies Income Margin, excluding Currency and Acquisitions

For the Quarters Ended September 30,

($ in millions)

(Unaudited)

2011								2010			% Change in Adjusted Operating Companies Income
Reported Operating Companies Income	Less Asset Impairment & Exit Costs	Adjusted Operating Companies Income	Less Currency	Adjusted Operating Companies Income excluding Currency	Less Acquisitions	Adjusted Operating Companies Income excluding Currency & Acquisitions		Reported Operating Companies Income	Less Asset Impairment & Exit Costs	Adjusted Operating Companies Income	Adjusted	Adjusted excluding Currency	Adjusted excluding Currency & Acquisitions
$1,262	$(11)	$1,273	$105	$1,168	$—	$1,168	European Union	$1,113	$(20)	$1,133	12.4%	3.1%	3.1%
925	(16)	941	(32)	973	(1)	974	EEMA	856	—	856	9.9%	13.7%	13.8%
1,309	(5)	1,314	104	1,210	2	1,208	Asia	690	—	690	90.4%	75.4%	75.1%
255	(11)	266	—	266	—	266	Latin America & Canada	244	—	244	9.0%	9.0%	9.0%

$3,751	$(43)	$3,794	$177	$3,617	$1	$3,616	PMI Total	$2,903	$(20)	$2,923	29.8%	23.7%	23.7%

2011								2010			% Points Change
Adjusted Operating Companies Income excluding Currency	Net Revenues excluding Excise Taxes & Currency(1)	Adjusted Operating Companies Income Margin excluding Currency		Adjusted Operating Companies Income excluding Currency & Acquisitions	Net Revenues excluding Excise Taxes, Currency & Acquisitions(1)	Adjusted Operating Companies Income Margin excluding Currency & Acquisitions		Adjusted Operating Companies Income	Net Revenues excluding Excise Taxes(1)	Adjusted Operating Companies Income Margin		Adjusted Operating Companies Income Margin excluding Currency	Adjusted Operating Companies Income Margin excluding Currency & Acquisitions
$1,168	$2,185	53.5%		$1,168	$2,185	53.5%	European Union	$1,133	$2,139	53.0%		0.5	0.5
973	2,121	45.9%		974	2,108	46.2%	EEMA	856	1,896	45.1%		0.8	1.1
1,210	2,551	47.4%		1,208	2,549	47.4%	Asia	690	1,833	37.6%		9.8	9.8
266	808	32.9%		266	808	32.9%	Latin America & Canada	244	746	32.7%		0.2	0.2

$3,617	$7,665	47.2%		$3,616	$7,650	47.3%	PMI Total	$2,923	$6,614	44.2%		3.0	3.1

(1)	For the calculation of net revenues excluding excise taxes, currency and acquisitions, refer to Schedule 10.

Schedule 12

PHILIP MORRIS INTERNATIONAL INC.

and Subsidiaries

Reconciliation of Non-GAAP Measures

Reconciliation of Reported Diluted EPS to Adjusted Diluted EPS and Adjusted Diluted EPS, excluding Currency

For the Quarters Ended September 30,

(Unaudited)

	2011	2010	% Change
Reported Diluted EPS	$1.35	$0.99	36.4%

Adjustments:
Asset impairment and exit costs	0.02	0.01
Tax items	—	—

Adjusted Diluted EPS	$1.37	$1.00	37.0%

Less:
Currency impact	0.04

Adjusted Diluted EPS, excluding Currency	$1.33	$1.00	33.0%

Schedule 13

PHILIP MORRIS INTERNATIONAL INC.

and Subsidiaries

Reconciliation of Non-GAAP Measures

Reconciliation of Reported Diluted EPS to Reported Diluted EPS, excluding Currency

For the Quarters Ended September 30,

(Unaudited)

	2011	2010	% Change
Reported Diluted EPS	$1.35	$0.99	36.4%

Less:
Currency impact	0.04

Reported Diluted EPS, excluding Currency	$1.31	$0.99	32.3%

Schedule 14

PHILIP MORRIS INTERNATIONAL INC.

and Subsidiaries

Reconciliation of Non-GAAP Measures

Adjustments for the Impact of Currency and Acquisitions

For the Nine Months Ended September 30,

($ in millions)

(Unaudited)

2011									2010			% Change in Reported Net Revenues excluding Excise Taxes
Reported Net Revenues	Less Excise Taxes	Reported Net Revenues excluding Excise Taxes	Less Currency	Reported Net Revenues excluding Excise Taxes & Currency	Less Acquisi- tions		Reported Net Revenues excluding Excise Taxes, Currency & Acquisitions		Reported Net Revenues	Less Excise Taxes	Reported Net Revenues excluding Excise Taxes	Reported	Reported excluding Currency	Reported excluding Currency & Acquisitions
$22,650	$15,646	$7,004	$402	$6,602	$—		$6,602	European Union	$21,053	$14,435	$6,618	5.8%	(0.2)%	(0.2)%
13,195	7,286	5,909	115	5,794	13		5,781	EEMA	11,665	6,134	5,531	6.8%	4.8%	4.5%
14,577	6,519	8,058	598	7,460	110	(1)	7,350	Asia	11,094	5,265	5,829	38.2%	28.0%	26.1%
7,048	4,593	2,455	93	2,362	—		2,362	Latin America & Canada	6,094	3,901	2,193	11.9%	7.7%	7.7%

$57,470	$34,044	$23,426	$1,208	$22,218	$123		$22,095	PMI Total	$49,906	$29,735	$20,171	16.1%	10.1%	9.5%

2011									2010			% Change in Reported Operating Companies Income
Reported Operating Companies Income			Less Currency	Reported Operating Companies Income excluding Currency	Less Acquisi- tions		Reported Operating Companies Income excluding Currency & Acquisitions				Reported Operating Companies Income	Reported	Reported excluding Currency	Reported excluding Currency & Acquisitions
$3,548			$236	$3,312	$(1)		$3,313	European Union			$3,280	8.2%	1.0%	1.0%
2,482			(33)	2,515	(13)		2,528	EEMA			2,412	2.9%	4.3%	4.8%
3,800			351	3,449	26	(2)	3,423	Asia			2,259	68.2%	52.7%	51.5%
774			10	764	—		764	Latin America & Canada			699	10.7%	9.3%	9.3%

$10,604			$564	$10,040	$12		$10,028	PMI Total			$8,650	22.6%	16.1%	15.9%

(1)	Includes the business combination in the Philippines ($ 105).
(2)	Includes the business combination in the Philippines ($ 23).

Schedule 15

PHILIP MORRIS INTERNATIONAL INC.

and Subsidiaries

Reconciliation of Non-GAAP Measures

Reconciliation of Reported Operating Companies Income to Adjusted Operating Companies Income &

Reconciliation of Adjusted Operating Companies Income Margin, excluding Currency and Acquisitions

For the Nine Months Ended September 30,

($ in millions)

(Unaudited)

2011								2010			% Change in Adjusted Operating Companies Income
Reported Operating Companies Income	Less Asset Impairment & Exit Costs	Adjusted Operating Companies Income	Less Currency	Adjusted Operating Companies Income excluding Currency	Less Acquisitions	Adjusted Operating Companies Income excluding Currency & Acquisitions		Reported Operating Companies Income	Less Asset Impairment & Exit Costs	Adjusted Operating Companies Income	Adjusted	Adjusted excluding Currency	Adjusted excluding Currency & Acquisitions
$3,548	$(23)	$3,571	$236	$3,335	$(1)	$3,336	European Union	$3,280	$(20)	$3,300	8.2%	1.1%	1.1%
2,482	(18)	2,500	(33)	2,533	(1)	2,534	EEMA	2,412	—	2,412	3.6%	5.0%	5.1%
3,800	(7)	3,807	351	3,456	26 (1)	3,430	Asia	2,259	—	2,259	68.5%	53.0%	51.8%
774	(12)	786	10	776	—	776	Latin America & Canada	699	—	699	12.4%	11.0%	11.0%

$10,604	$(60)	$10,664	$564	$10,100	$24	$10,076	PMI Total	$8,650	$(20)	$8,670	23.0%	16.5%	16.2%

2011								2010			% Points Change
Adjusted Operating Companies Income excluding Currency	Net Revenues excluding Excise Taxes & Currency(2)	Adjusted Operating Companies Income Margin excluding Currency		Adjusted Operating Companies Income excluding Currency & Acquisitions	Net Revenues excluding Excise Taxes, Currency & Acquisitions(2)	Adjusted Operating Companies Income Margin excluding Currency & Acquisitions		Adjusted Operating Companies Income	Net Revenues excluding Excise Taxes(2)	Adjusted Operating Companies Income Margin		Adjusted Operating Companies Income Margin excluding Currency	Adjusted Operating Companies Income Margin excluding Currency & Acquisitions
$3,335	$6,602	50.5%		$3,336	$6,602	50.5%	European Union	$3,300	$6,618	49.9%		0.6	0.6
2,533	5,794	43.7%		2,534	5,781	43.8%	EEMA	2,412	5,531	43.6%		0.1	0.2
3,456	7,460	46.3%		3,430	7,350	46.7%	Asia	2,259	5,829	38.8%		7.5	7.9
776	2,362	32.9%		776	2,362	32.9%	Latin America & Canada	699	2,193	31.9%		1.0	1.0

$10,100	$22,218	45.5%		$10,076	$22,095	45.6%	PMI Total	$8,670	$20,171	43.0%		2.5	2.6

(1)	Includes the business combination in the Philippines ($ 23).
(2)	For the calculation of net revenues excluding excise taxes, currency and acquisitions, refer to Schedule 14.

Schedule 16

PHILIP MORRIS INTERNATIONAL INC.

and Subsidiaries

Reconciliation of Non-GAAP Measures

Reconciliation of Reported Diluted EPS to Adjusted Diluted EPS and Adjusted Diluted EPS, excluding Currency

For the Nine Months Ended September 30,

(Unaudited)

	2011	2010	% Change
Reported Diluted EPS	$3.76	$2.96	27.0%

Adjustments:
Asset impairment and exit costs	0.03	0.01
Tax items	(0.02)	(0.07)

Adjusted Diluted EPS	$3.77	$2.90	30.0%

Less:
Currency impact	0.19

Adjusted Diluted EPS, excluding Currency	$3.58	$2.90	23.4%

Schedule 17

PHILIP MORRIS INTERNATIONAL INC.

and Subsidiaries

Reconciliation of Non-GAAP Measures

Reconciliation of Reported Diluted EPS to Reported Diluted EPS, excluding Currency

For the Nine Months Ended September 30,

(Unaudited)

	2011	2010	% Change
Reported Diluted EPS	$3.76	$2.96	27.0%

Less:
Currency impact	0.19

Reported Diluted EPS, excluding Currency	$3.57	$2.96	20.6%

Schedule 18

PHILIP MORRIS INTERNATIONAL INC.

and Subsidiaries

Reconciliation of Non-GAAP Measures

Calculation of Total Debt to EBITDA and Net Debt to EBITDA Ratios

($ in millions, except ratios)

(Unaudited)

	For the Year Ended			For the Year Ended
	September 30,			December 31,
	2011			2010
	October ~ December	January ~ September	12 months
	2010	2011	rolling
Earnings before income taxes	$2,527	$9,783	$12,310	$10,324
Interest expense, net	216	613	829	876
Depreciation and amortization	255	743	998	932

EBITDA	$2,998	$11,139	$14,137	$12,132

			September 30,	December 31,
			2011	2010
Short-term borrowings			$2,563	$1,747
Current portion of long-term debt			2,326	1,385
Long-term debt			12,870	13,370

Total Debt			$17,759	$16,502
Less: Cash and cash equivalents			3,391	1,703

Net Debt			$14,368	$14,799

Ratios
Total Debt to EBITDA			1.26	1.36

Net Debt to EBITDA			1.02	1.22

Schedule 19

PHILIP MORRIS INTERNATIONAL INC.

and Subsidiaries

Reconciliation of Non-GAAP Measures

Reconciliation of Operating Cash Flow to Free Cash Flow and Free Cash Flow, excluding Currency

Reconciliation of Operating Cash Flow to Operating Cash Flow, excluding Currency

For the Quarters and Nine Months Ended September 30,

($ in millions)

(Unaudited)

	For the Quarters Ended			For the Nine Months Ended
	September 30,			September 30,
	2011	2010	% Change	2011	2010	% Change
Net cash provided by operating activities(a)	$3,053	$2,417	26.3%	$9,568	$7,856	21.8%

Less:
Capital expenditures	223	164		568	483

Free cash flow	$2,830	$2,253	25.6%	$9,000	$7,373	22.1%

Less:
Currency impact	214			478

Free cash flow, excluding currency	$2,616	$2,253	16.1%	$8,522	$7,373	15.6%

	2011	2010	% Change	2011	2010	% Change
Net cash provided by operating activities(a)	$3,053	$2,417	26.3%	$9,568	$7,856	21.8%

Less:
Currency impact	236			515

Net cash provided by operating activities, excluding currency	$2,817	$2,417	16.5%	$9,053	$7,856	15.2%

(a)	Operating cash flow.

Schedule 20

PHILIP MORRIS INTERNATIONAL INC.

and Subsidiaries

Reconciliation of Non-GAAP Measures

Reconciliation of Reported Diluted EPS to Adjusted Diluted EPS

For the Year Ended December 31,

(Unaudited)

2010
Reported Diluted EPS	$3.92

Adjustments:
Tax items	(0.07)
Asset impairment and exit costs	0.02

Adjusted Diluted EPS	$3.87